Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153207 on Form S-3 and Registration Statement Nos. 333-150067 and 333-185350 on Form S-8 of our reports dated March 27, 2015, relating to the financial statements of Amboy Aggregates Joint Venture and Subsidiaries and Lower Main Street Development, LLC (A Limited Liability Company), appearing in the Annual Report on Form 10-K/A of Great Lakes Dredge & Dock Corporation for the year ended December 31, 2014.

/s/ WithumSmith+Brown. PC

New Brunswick, NJ

March 27, 2015